                                                                    EXHIBIT 10.8

                                                                  EXECUTION COPY

     THIS MONITORING FEE AGREEMENT is dated as of November 4, 2003 (this
"AGREEMENT") and is between Nalco Company, a Delaware corporation (the
"COMPANY"), Blackstone Management Partners IV L.L.C., a Delaware limited liability company ("BMP"), Apollo Management V, L.P. ("Apollo") and Goldman,
Sachs & Co. ("GS"). BMP, Apollo and GS are referred to herein collectively as the "SPONSOR MANAGEMENT ENTITIES".

                                   BACKGROUND

     1.  The Investor Groups (as defined in the LLC Agreement) entered into an amended and restated limited liability company operating agreement dated
November 4, 2003, relating to Nalco Investment Holdings LLC (the "LLC
AGREEMENT").

     2.  Nalco Holdings LLC, Leo Holding Company and Nalco International S.A.S.
entered into a Stock Purchase Agreement dated as of August 31, 2003 (the "SPA"), pursuant to which Nalco Holdings LLC acquired the Company and certain subsidiaries of Nalco International S.A.S.

     3.  The Sponsor Management Entities, which are affiliated with Nalco
Investment Holdings LLC (the ultimate parent company of the Company), have expertise in the areas of finance, strategy, investment, acquisitions and other matters relating to the Company and its business.

     4.  The Company desires to avail itself, for the term of this Agreement, of the Sponsor Management Entities' expertise in providing financial and structural analysis, due diligence investigations, corporate strategy, other advice and negotiation assistance, which the Company believes will be beneficial to it, and the Sponsor Management Entities wish to provide the services to the Company as set forth in this Agreement in consideration of the payment of the fees described below.

     In consideration of the premises and agreements contained herein and of other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

     SECTION 1. APPOINTMENT. The Company hereby engages the Sponsor Management
Entities to provide the services described in Section 2 (the "SERVICES") for the term of this Agreement on the terms and subject to the conditions of this
Agreement.

     SECTION 2. SERVICES. The Sponsor Management Entities agree that during the term of this Agreement, they will provide to the Company, by and through themselves, their affiliates and such respective officers, employees, representatives and third parties as the Sponsor Management Entities in their sole discretion may designate from time to time, monitoring,

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advisory and consulting services in relation to the affairs of the Company and its subsidiaries, including, without limitation, (a) advice regarding the structure, terms, conditions and other provisions, distribution and timing of debt and equity offerings and advice regarding relationships with the Company's and its subsidiaries' lenders and bankers, (b) advice regarding the strategy of the Company, (c) advice regarding dispositions and/or acquisitions and (d) such other advice directly related or ancillary to the above financial advisory services as may be reasonably requested by the Company; provided that the responsibilities of any Sponsor Management Entity shall not be substantially disproportionate to the responsibilities of the other Sponsor Management
Entities. It is expressly agreed that the services to be performed hereunder will not include investment banking or other financial advisory services which may be provided by the Sponsor Management Entities or any of their affiliates to the Company in connection with any specific acquisition, divestiture, refinancing or recapitalization by the Company or any of its subsidiaries. The
Sponsor Management Entities may be entitled to receive additional compensation for providing services of the type specified in the preceding sentence by mutual agreement of the Company or such subsidiary (subject to approval of the board of directors of Nalco Investment Holdings LLC as provided in the LLC Agreement), on the one hand, and one or more of the Sponsor Management Entities or their relevant affiliates, on the other hand.

         SECTION 3. MONITORING FEE.

     (a) In consideration of the Services being provided by the Sponsor
Management Entities, the Company will pay to the Sponsor Management Entities an annual monitoring fee in respect of each fiscal year from and including fiscal
2003 (for which a pro-rated amount shall be assessed) (the "MONITORING FEE"; the term "Monitoring Fee" as used in this Agreement with respect to any fiscal year, means the Annual Amount and the Excess Amount (each as defined below)) which, with respect to any Annual Amount, shall be paid annually and in advance. The first payment of an aggregate amount of $1,800,000, which shall be paid in respect of fiscal 2003, shall be paid on December 31, 2003. On each subsequent
January 1 (beginning on January 1, 2004) the Company shall pay the Sponsor
Management Entities an aggregate amount of $10,000,000 (such amount, an "ANNUAL
AMOUNT"). In addition, on each April 30, commencing on April 30, 2004, the
Company shall pay the Sponsor Management Entities the excess, if any, of an amount equal to 2% of EBITDA (as defined below) for the most recently completed fiscal year over $10,000,000 (any such amount, an "EXCESS AMOUNT"); provided, that in the event the Termination Date occurs prior to April 30 in any fiscal year, the Excess Amount shall be payable on the Termination Date. The Monitoring
Fee will accrue and be payable through December 31 of the year in which the
Termination Date (as defined below) occurs. Except as set forth in paragraph
(c), any amounts payable by the Company to the Sponsor Management Entities pursuant to this Section 3 shall be paid to each respective Sponsor Management
Entity (i) with respect to any Annual Amount, pro rata based on the percentage interests in Nalco Investment Holdings LLC (of which the Company is an indirect subsidiary) held by the Investor Group(s) that is affiliated with such Sponsor
Management Entity (relative to the interests held by the other Investor Groups)
as of the last day of the quarterly period preceding the payment date or (ii)
with respect to any Excess Amount, pro rata based on the average of the percentage interests in Nalco Investment Holdings LLC held by the Investor
Group(s) that is affiliated with such Sponsor Management Entity (relative to the interests held by the other Investor Groups) at the end of each quarterly period during the fiscal year in respect of which such Excess Amount is owed. All amounts paid by the Company to the Sponsor Management Entities pursuant to this
Section 3

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shall be made by wire transfer in same-day funds to the respective bank accounts designated by the Sponsor Management Entities, and shall not be refundable under any circumstances. For purposes of this Agreement, "TERMINATION DATE" means the earliest of (i) the twelfth anniversary of the date hereof, (ii) such time as the Investor Groups and their affiliates then owning beneficial economic interests in Nalco Investment Holdings LLC own less in the aggregate than 5% of the beneficial economic interest of Nalco Investment Holdings LLC and (iii) such earlier date as the Company and the Sponsor Management Entities may mutually agree upon. For purposes of this Section 3, "EBITDA" shall have the meaning set forth in the Credit Agreement dated November 4, 2003 by and among Nalco Holdings
LLC ("HOLDINGS"), the Company, certain foreign subsidiary borrowers and the lenders named therein (the "CREDIT AGREEMENT").

     (b) To the extent the Company does not pay the Monitoring Fee for any reason, including by reason of any prohibition on such payment pursuant to the terms of any debt financing of the Company or its subsidiaries, the payment by the Company to the Sponsor Management Entities of the accrued and payable
Monitoring Fee will be payable immediately on the earlier of (i) the first date on which the payment of such deferred Monitoring Fee is no longer prohibited under any contract applicable to the Company and the Company is otherwise able to make such payment, and (ii) total or partial liquidation, dissolution or winding up of the Company. Any annual Monitoring Fee not paid on the scheduled due date will bear interest, payable in cash on each scheduled due date, at an annual rate of 10%, compounded quarterly, from the date due until paid.

         SECTION 4. REIMBURSEMENTS. In addition to the fees payable pursuant to this Agreement, the Company will pay directly or reimburse the Sponsor
Management Entities and each of their respective affiliates for their respective
Out-of-Pocket Expenses (as defined below). For the purposes of this Agreement, the term "OUT-OF-POCKET EXPENSES" means the reasonable out-of-pocket costs and expenses incurred by a Sponsor Management Entity and their respective affiliates in connection with the Services provided under this Agreement (including prior to the Effective Time), including, without limitation, (a) fees and disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants, retained by such
Sponsor Management Entity, Investor Groups or any of their affiliates, (b) costs of any outside services or independent contractors such as couriers, business publications, on-line financial services or similar services, retained or used by such Sponsor Management Entity, Co-Investor or any of their respective affiliates and (c) transportation, per diem costs, word processing expenses or any similar expense not associated with their or their affiliates' ordinary operations. All payments or reimbursements for Out-of-Pocket Expenses will be made by wire transfer in same-day funds to the bank account designated by such
Sponsor Management Entity or its relevant affiliate (if such Out-of-Pocket
Expenses were incurred by such Sponsor Management Entity, Co-Investor or their respective affiliates) promptly upon or as soon as practicable following request for reimbursement in accordance with this Agreement, to the account indicated to the Company by the relevant payee.

         SECTION 5. INDEMNIFICATION. The Company will indemnify and hold harmless the Sponsor Management Entities, their affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being an "INDEMNIFIED PARTY") from and against

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any and all losses, claims, damages and liabilities, including in connection with seeking indemnification, whether joint or several (the "LIABILITIES"), related to, arising out of or in connection with the Services contemplated by this Agreement or the engagement of the Sponsor Management Entities pursuant to, and the performance by the Sponsor Management Entities of the Services
contemplated by, this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by the Company. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified
Party is a party thereto. The Company will not be liable under the foregoing indemnification provision with respect to any particular loss, claim, damage, liability, cost or expense of an Indemnified Party that is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of such
Indemnified Party. The attorneys' fees and other expenses of an Indemnified
Party shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if it is finally judicially determined that the Liabilities in question resulted primarily from the gross negligence or willful misconduct of such
Indemnified Party.

         SECTION 6. ACCURACY OF INFORMATION. The Company shall furnish or cause to be furnished to the Sponsor Management Entities such information as the
Sponsor Management Entities believe reasonably appropriate to their monitoring, advisory and consulting services hereunder and to comply with Securities and
Exchange Commission or other legal requirements relating to the beneficial ownership by the Co-Investors of equity securities of Nalco Investment Holdings
LLC (all such information so furnished, the "INFORMATION"). The Company recognizes and confirms that the Sponsor Management Entities (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the Services contemplated by this
Agreement without having independently verified the same, (b) do not assume responsibility for the accuracy or completeness of the Information and such other information and (c) are entitled to rely upon the Information without independent verification.

         SECTION 7. EFFECTIVE TIME. This Agreement will become effective (the
"EFFECTIVE TIME") as of the date hereof.

         SECTION 8. TERM. The obligation to provide Services shall continue through and until the earlier of (i) the Termination Date or (ii) a transaction
(including, without limitation, any merger, consolidation or sale of assets or equity interests) the result of which is that any Person (as defined in the LLC
Agreement) other than an Investor Group or a Permitted Transferee (as defined in the LLC Agreement) of an Investor Group becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock, or all or substantially all of the assets of the Company (each such event, a "CHANGE OF CONTROL"). Except as expressly provided otherwise herein, all other provisions will survive the
Termination Date and a Change of Control.

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         SECTION 9. PERMISSIBLE ACTIVITIES. Subject to applicable law, nothing herein will in any way preclude the Sponsor Management Entities or their affiliates (other than the Company or its subsidiaries and their respective employees) or their respective partners (both general and limited), members
(both managing and otherwise), officers, directors, employees, agents or representatives from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by the
Company.

         SECTION 10. MISCELLANEOUS.

     (a) No amendment or waiver of any provision of this Agreement, or consent to any departure by any party hereto from any such provision, will be effective unless it is in writing and signed by the parties hereto. Any amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement will not operate as or be construed to be a waiver by such party of any subsequent breach.

     (b) Any notices or other communications required or permitted hereunder will be sufficiently given if delivered personally or sent by facsimile with confirmed receipt, or by overnight courier, addressed as follows or to such other address of which the parties may have given written notice:

                        if to BMP:

                        c/o The Blackstone Group L.P.
                        345 Park Avenue
                        31st Floor
                        New York, New York  10154
                        Attention:  Chinh Chu
                        Facsimile:  (212) 583-3722

                        with a copy (which will not constitute notice) to:

                        Simpson Thacher & Bartlett LLP
                        425 Lexington Avenue
                        New York, New York  10017
                        Attention:  Wilson S. Neely
                        Facsimile:  (212) 455-2502

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                        if to Apollo:

                        Apollo Management V, L.P.
                        1301 Avenue of the Americas
                        New York, New York 10019
                        Attention: Joshua J. Harris
                        Fax: (212) 515-3288

                        with  a  copy  (which  will  not  constitute notice) to:

                        Wachtell, Lipton, Rosen & Katz
                        51 West 52nd Street
                        New York, New York 10019
                        Attention: Daniel A. Neff
                        Fax: (212) 403-2000

                        if to GS:

                        Goldman Sachs & Co.
                        85 Broad Street
                        New York, New York 10004
                        Attention: Sanjeev Mehra
                        Fax: (212) 357-5505

                        with  a  copy  (which  will  not  constitute notice) to:

                        Wachtell, Lipton, Rosen & Katz
                        51 West 52nd Street
                        New York, New York 10019
                        Attention: Daniel A. Neff
                        Fax: (212) 403-2000

                        if to the Company:

                        Nalco Company
                        1601 W. Diehl Road
                        Naperville, Illinois 60563
                        Attention: Stephen N. Landsman
                        Fax: (630) 305-2937

Unless otherwise specified herein, such notices or other communications will be deemed received (i) on the date delivered, if delivered personally or sent by facsimile with confirmed receipt, and (ii) one business day after being sent by overnight courier.

     (c) This Agreement, the LLC Agreement and the Sponsors Agreement dated
November 4, 2003 by and among Nalco Investment Holdings LLC and the Sponsor
Members named therein, will constitute the entire agreement between the parties with respect to the subject

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matter hereof, and will supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

     (d) This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

     (e) The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors. Subject to the next sentence, no Person other than the parties hereto and their respective successors is intended to be a beneficiary of this Agreement. The parties acknowledge and agree that the Co-Investors and their affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives are intended to be third-party beneficiaries under Section 5 of this Agreement.

     (f) This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together will be deemed to constitute one and the same instrument.

     (g) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

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     IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Monitoring Fee Agreement on the date first written above.

                        NALCO COMPANY

                        By: /s/ William H. Joyce
                           -----------------------------------
                           Name: William H. Joyce
                           Title: Chairman and Chief Executive Officer

                        BLACKSTONE MANAGEMENT PARTNERS IV L.L.C.

                        By: /s/ Chinh Chu
                           -----------------------------------
                            Name: Chinh Chu
                            Title: Member

                        APOLLO MANAGEMENT V, L.P.

                        By: /s/ Josh Harris
                           -----------------------------------
                            Name: Josh Harris
                            Title:    Vice President

                        GOLDMAN SACHS & CO.

                        By: /s/ Sanjeev K. Mehra
                           -----------------------------------
                            Name: Sanjeev K. Mehra
                            Title:   Managing Director